Exhibit 99.1

Federated Hermes, Inc. reports record assets under management with fourth quarter and full-year 2025 earnings
•Q4 2025 earnings per diluted share of $1.39; full-year 2025 EPS of $5.13
•Total assets under management (AUM) at record $902.6 billion
•Money market AUM reach a record $682.6 billion
•Board declares $0.34 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 29, 2026) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active investing, today reported earnings per diluted share (EPS) for Q4 2025 of $1.39, compared to $1.04 for the same quarter last year, on net income of $107.0 million for Q4 2025, compared to $84.7 million for Q4 2024. Full-year 2025 EPS was $5.13, compared to $3.23 for 2024 on net income of $403.3 million for 2025, compared to $268.3 million for 2024. Federated Hermes' full-year 2024 results included a $66.3 million non-cash expense, or ($0.73) per diluted share, related to the Q2 2024 impairment of an indefinite-lived intangible asset.
Federated Hermes' total managed assets were a record $902.6 billion at Dec. 31, 2025, up $73.0 billion or 9% from $829.6 billion at Dec. 31, 2024 and up $31.4 billion or 4% from $871.2 billion at Sept. 30, 2025. Average managed assets for Q4 2025 were $873.7 billion, up $69.3 billion or 9% from $804.4 billion reported for Q4 2024 and up $14.2 billion or 2% from $859.5 billion reported for Q3 2025.
"Federated Hermes' record assets at year-end were again driven by money market asset increases, as our liquidity products provided attractive cash management resources and opportunities for risk-adjusted returns," said J. Christopher Donahue, president and chief executive officer. "We also continued to see investor interest in our growing range of investment solutions beyond mutual funds, including ETFs, CITs and SMAs, which provide additional opportunities for financial professionals to meet the needs of their customers. In the fourth quarter, SMA net sales were led by our MDT All Cap Core strategy, our MDT Mid Cap Growth equity strategy and our Core Plus fixed-income strategy."
Federated Hermes' board of directors declared a quarterly dividend of $0.34 per share. The dividend is payable on Feb. 13, 2026 to shareholders of record as of Feb. 6, 2026. During Q4 2025, Federated Hermes purchased 1,566,901 shares of Federated Hermes class B common stock for $78.7 million, bringing the total shares of Class B common stock purchased in 2025 to 6,192,433 shares for $263.4 million.
Federated Hermes' equity assets were $97.9 billion at Dec. 31, 2025, up $18.5 billion or 23% from $79.4 billion at Dec. 31, 2024 and up $3.2 billion or 3% from $94.7 billion at Sept. 30, 2025. Top-selling equity funds on a net basis during Q4 2025 were Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT US Equity Fund, Federated Hermes Asia ex-Japan Fund and Federated Hermes MDT All Cap Core Fund.
Federated Hermes' fixed-income assets were $100.1 billion at Dec. 31, 2025, up $2.0 billion or 2% from $98.1 billion at Dec. 31, 2024 and down $1.7 billion or 2% from $101.8 billion at Sept. 30, 2025. Top-selling fixed-income funds on a net basis during Q4 2025 were Federated Hermes Ultrashort Bond Fund, Federated Hermes Government Ultrashort Fund, Federated Hermes Total Return Bond Fund, Federated Hermes Short-Term Income Fund and Federated Hermes Municipal Ultrashort Fund.

MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Ray Hanley 412-288-1920

Federated Hermes reports Q4 and full-year 2025 earnings	Page 2 of 13
Federated Hermes' alternative/private markets assets were $19.1 billion at Dec. 31, 2025, up $0.2 billion or 1% from $18.9 billion at Dec. 31, 2024 and up $0.1 billion or less than 1% from $19.0 billion at Sept. 30, 2025.
Federated Hermes' money market assets were a record $682.6 billion at Dec. 31, 2025, up $52.3 billion or 8% from $630.3 billion at Dec. 31, 2024 and up $29.8 billion or 5% from $652.8 billion at Sept. 30, 2025. Money market mutual fund assets were a record $508.4 billion at Dec. 31, 2025, up $46.7 billion or 10% from $461.7 billion at Dec. 31, 2024 and up $15.7 billion or 3% from $492.7 billion at Sept. 30, 2025. Federated Hermes' money market separate account assets were a record $174.2 billion at Dec. 31, 2025, up $5.6 billion or 3% from $168.6 billion at Dec. 31, 2024 and up $14.1 billion or 9% from $160.1 billion at Sept. 30, 2025.
Financial Summary
Q4 2025 vs. Q4 2024
Revenue increased $58.2 million or 14% primarily due to a $51.7 million increase in revenue from higher average money market and equity assets and a $7.9 million increase in real estate development fees.
During Q4 2025, Federated Hermes derived 52% of its revenue from money market assets, 45% from long-term assets (29% from equity assets, 11% from fixed-income assets and 5% from alternative/private markets and multi-asset) and 3% from sources other than managed assets.
Operating expenses increased $33.0 million or 11% primarily due to a $24.3 million increase in distribution expenses resulting primarily from higher average money market fund assets and an increase in compensation and related expense of $7.8 million primarily related to higher incentive compensation.
Nonoperating income (expenses), net increased $2.9 million primarily due to an increase in the market value of investments in Q4 2025 compared to a decrease in the market value of investments in Q4 2024.
Q4 2025 vs. Q3 2025
Revenue increased $13.4 million or 3% primarily due to a $13.5 million increase in revenue from higher average money market and equity assets and an $8.3 million increase in real estate development fees.
Operating expenses increased $7.3 million or 2% primarily due to an $8.8 million increase in distribution expenses resulting primarily from higher average money market fund assets.
Nonoperating income (expenses), net decreased $6.1 million primarily due to a smaller increase in the market value of investments in Q4 2025 as compared to the increase in the market value of investments in Q3 2025.
2025 vs. 2024
Revenue increased $168.6 million or 10% primarily due to a $142.5 million increase in revenue from higher average money market and equity assets, a $7.9 million increase in performance fees and a $7.8 million increase in real estate development fees.
During 2025, Federated Hermes derived 53% of its revenue from money market assets, 45% from long-term assets (28% from equity assets, 11% from fixed-income assets and 6% from alternative/private markets and multi-asset) and 2% from sources other than managed assets.
Operating expenses increased by $16.2 million or 1% primarily due to a $52.1 million increase in distribution expenses resulting primarily from higher average money market fund assets and an increase in compensation and related expense of $37.2 million primarily related to higher incentive compensation. These increases were partially offset by lower intangible asset related expense resulting from the $66.3 million impairment of an indefinite-lived intangible asset in Q2 2024 associated with the 2018 acquisition of Federated Hermes Limited and a $16.1 million decrease in Other expense primarily due to a value added tax

Federated Hermes reports Q4 and full-year 2025 earnings	Page 3 of 13
(VAT) refund received in Q1 2025 related to amended VAT filings in the U.K. and fluctuations in foreign currency exchange rates.
Nonoperating income (expenses), net increased $13.5 million primarily due to a larger increase in the market value of investments in 2025 as compared to the increase in the market value of investments in 2024.
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Jan. 30, 2026. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, visit FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Jan. 30, 2026. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 53455. The online replay will be available via FederatedHermes.com/us for one year.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $902.6 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 6% of equity fund managers, the top 8% of money market fund managers and the top 12% of fixed-income fund managers2 in the industry. Federated Hermes also ranks as the 10th-largest manager of model-delivered separately managed accounts3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.
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1) As of Dec. 31, 2025.
2) Morningstar, Dec. 31, 2025. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli,Q3 2025.
Federated Securities Corp. is distributor of the U.S. registered Federated Hermes Funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Federated Hermes reports Q4 and full-year 2025 earnings	Page 4 of 13
Certain statements in this press release, such as those related to performance, investment strategies, opportunities to meet client needs, investor preferences and demand, asset flows and asset mix constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q4 and full-year 2025 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2024 to Q4 2025	Quarter Ended	% Change Q3 2025 to Q4 2025
	Dec. 31, 2025	Dec. 31, 2024		Sept. 30, 2025
Revenue
Investment advisory fees, net	$313,975	$288,329	9%	$310,366	1%
Administrative service fees, net	109,759	99,711	10	107,234	2
Other service fees, net	59,099	36,643	61	51,846	14
Total Revenue	482,833	424,683	14	469,446	3

Operating Expenses
Compensation and related	144,981	137,165	6	144,563	0
Distribution	122,339	98,070	25	113,569	8
Systems and communications	24,719	23,843	4	26,023	(5)
Professional service fees	23,399	20,307	15	20,239	16
Office and occupancy	9,704	10,328	(6)	10,129	(4)
Advertising and promotional	7,001	7,785	(10)	5,264	33
Travel and related	4,677	4,058	15	4,665	0
Intangible asset related	3,475	3,230	8	3,556	(2)
Other	6,964	9,470	(26)	11,986	(42)
Total Operating Expenses	347,259	314,256	11	339,994	2
Operating Income	135,574	110,427	23	129,452	5

Nonoperating Income (Expenses)
Investment income (loss), net	7,886	5,037	57	14,105	(44)
Debt expense	(3,201)	(3,187)	0	(3,182)	1
Other, net	73	54	35	(48)	252
Total Nonoperating Income (Expenses), net	4,758	1,904	150	10,875	(56)
Income before income taxes	140,332	112,331	25	140,327	0
Income tax provision	32,899	28,477	16	34,232	(4)
Net income including the noncontrolling interests in subsidiaries	107,433	83,854	28	106,095	1
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	394	(862)	146	1,969	(80)
Net Income	$107,039	$84,716	26%	$104,126	3%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.39	$1.04	34%	$1.34	4%
Weighted-Average Shares Outstanding
Basic and Diluted	73,795	78,300		74,057
Dividends Declared Per Share	$0.34	$0.31		$0.34
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $4.8 million, $3.6 million and $4.7 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Dec. 31, 2025, Dec. 31, 2024 and Sept. 30, 2025, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q4 and full-year 2025 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2025	Dec. 31, 2024	% Change
Revenue
Investment advisory fees, net	$1,199,236	$1,097,866	9%
Administrative service fees, net—affiliates	419,759	387,531	8
Other service fees, net	181,668	146,696	24
Total Revenue	1,800,663	1,632,093	10

Operating Expenses
Compensation and related	577,686	540,486	7
Distribution	434,391	382,327	14
Systems and communications	98,449	92,515	6
Professional service fees	80,814	78,353	3
Office and occupancy	39,695	39,946	(1)
Advertising and promotional	22,986	24,090	(5)
Travel and related	17,012	15,399	10
Intangible asset related	13,731	79,361	(83)
Other	2,017	18,149	(89)
Total Operating Expenses	1,286,781	1,270,626	1
Operating Income	513,882	361,467	42

Nonoperating Income (Expenses)
Investment income (loss), net	46,412	32,668	42
Debt expense	(12,732)	(12,665)	1
Other, net	(36)	139	(126)
Total Nonoperating Income (Expenses), net	33,644	20,142	67
Income before income taxes	547,526	381,609	43
Income tax provision	133,431	113,179	18
Net income including the noncontrolling interests in subsidiaries	414,095	268,430	54
Less: Net income attributable to the noncontrolling interests in subsidiaries	10,796	116	NM
Net Income	$403,299	$268,314	50%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$5.13	$3.23	59%
Weighted-Average Shares Outstanding
Basic	75,101	79,426
Diluted	75,103	79,430
Dividends Declared Per Share	$1.33	$2.21
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $18.1 million and $11.6 million available to unvested restricted Federated Hermes shareholders for the years ended Dec. 31, 2025 and Dec. 31, 2024, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q4 and full-year 2025 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2025	Dec. 31, 2024
Assets
Cash and other investments	$724,297	$641,042
Other current assets	139,495	140,310
Intangible assets, net, including goodwill	1,183,612	1,132,699
Other long-term assets	181,933	170,633
Total Assets	$2,229,337	$2,084,684

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$314,141	$289,193
Long-term debt	348,369	348,106
Other long-term liabilities	303,350	296,665
Redeemable noncontrolling interests	66,529	55,514
Equity excluding treasury stock	2,070,162	1,728,044
Treasury stock	(873,214)	(632,838)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,229,337	$2,084,684

Federated Hermes reports Q4 and full-year 2025 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Year Ended
	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Equity
Beginning assets	$94,656	$88,994	$83,609	$79,423	$79,291
Sales[1]	8,949	6,845	4,868	31,167	16,201
Redemptions[1]	(7,431)	(6,975)	(7,388)	(26,579)	(26,856)
Net sales (redemptions)[1]	1,518	(130)	(2,520)	4,588	(10,655)
Net exchanges	139	154	(39)	179	(29)
Impact of foreign exchange[2]	107	(85)	(1,313)	1,799	(1,143)
Market gains and (losses)[3]	1,478	5,723	(314)	11,909	11,959
Ending assets	$97,898	$94,656	$79,423	$97,898	$79,423

Fixed Income
Beginning assets	$101,813	$98,687	$100,171	$98,059	$94,920
Sales[1]	5,891	7,545	6,400	24,647	25,590
Redemptions[1]	(8,687)	(5,887)	(7,345)	(28,514)	(25,381)
Net sales (redemptions)[1]	(2,796)	1,658	(945)	(3,867)	209
Net exchanges	15	(134)	35	(13)	(163)
Impact of foreign exchange[2]	6	(22)	(160)	277	(141)
Market gains and (losses)[3]	1,089	1,624	(1,042)	5,671	3,234
Ending assets	$100,127	$101,813	$98,059	$100,127	$98,059

Alternative / Private Markets
Beginning assets	$19,024	$20,738	$20,683	$18,864	$20,551
Sales[1]	724	670	618	3,261	2,584
Redemptions[1]	(592)	(2,291)	(1,487)	(4,458)	(4,285)
Net sales (redemptions)[1]	132	(1,621)	(869)	(1,197)	(1,701)
Net exchanges	0	0	(1)	0	187
Acquisitions/(dispositions)	0	0	0	109	0
Impact of foreign exchange[2]	35	(341)	(1,188)	1,317	(376)
Market gains and (losses)[3]	(90)	248	239	8	203
Ending assets	$19,101	$19,024	$18,864	$19,101	$18,864

Multi-asset
Beginning assets	$2,940	$2,856	$2,958	$2,883	$2,867
Sales[1]	59	45	45	211	169
Redemptions[1]	(92)	(92)	(97)	(426)	(416)
Net sales (redemptions)[1]	(33)	(47)	(52)	(215)	(247)
Net exchanges	(121)	(3)	8	(124)	13
Market gains and (losses)[3]	68	134	(31)	310	250
Ending assets	$2,854	$2,940	$2,883	$2,854	$2,883

Total Long-term Assets
Beginning assets	$218,433	$211,275	$207,421	$199,229	$197,629
Sales[1]	15,623	15,105	11,931	59,286	44,544
Redemptions[1]	(16,802)	(15,245)	(16,317)	(59,977)	(56,938)
Net sales (redemptions)[1]	(1,179)	(140)	(4,386)	(691)	(12,394)
Net exchanges	33	17	3	42	8
Acquisitions/(dispositions)	0	0	0	109	0
Impact of foreign exchange[2]	148	(448)	(2,661)	3,393	(1,660)
Market gains and (losses)[3]	2,545	7,729	(1,148)	17,898	15,646
Ending assets	$219,980	$218,433	$199,229	$219,980	$199,229
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed products, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

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Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Dec. 31, 2025
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$54,110	$40,546	$46,478	$55,335	$11,814	$7,210	$2,813	$127	$115,215	$103,218
Sales	5,661	3,288	4,017	1,874	682	42	59	0	10,419	5,204
Redemptions	(5,278)	(2,153)	(5,015)	(3,672)	(450)	(142)	(92)	0	(10,835)	(5,967)
Net sales (redemptions)	383	1,135	(998)	(1,798)	232	(100)	(33)	0	(416)	(763)
Net exchanges	16	123	15	0	0	0	2	(123)	33	0
Impact of foreign exchange[2]	10	97	5	1	19	16	0	0	34	114
Market gains and (losses)[3]	469	1,009	473	616	20	(110)	68	0	1,030	1,515
Ending assets	$54,988	$42,910	$45,973	$54,154	$12,085	$7,016	$2,850	$4	$115,896	$104,084

	Year Ended
	Dec. 31, 2025
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$43,752	$35,671	$45,550	$52,509	$11,501	$7,363	$2,764	$119	$103,567	$95,662
Sales	19,937	11,230	14,289	10,358	3,032	229	211	0	37,469	21,817
Redemptions	(16,502)	(10,077)	(16,633)	(11,881)	(3,577)	(881)	(401)	(25)	(37,113)	(22,864)
Net sales (redemptions)	3,435	1,153	(2,344)	(1,523)	(545)	(652)	(190)	(25)	356	(1,047)
Net exchanges	63	116	(9)	(4)	0	0	(1)	(123)	53	(11)
Acquisitions/(dispositions)	0	0	0	0	109	0	0	0	109	0
Impact of foreign exchange[2]	833	966	158	119	747	570	0	0	1,738	1,655
Market gains and (losses)[3]	6,905	5,004	2,618	3,053	273	(265)	277	33	10,073	7,825
Ending assets	$54,988	$42,910	$45,973	$54,154	$12,085	$7,016	$2,850	$4	$115,896	$104,084
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

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Unaudited Changes in Long-Term Assets - By Product Type
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024

Total Fund Assets
Beginning assets	$115,215	$110,409	$106,799	$103,567	$101,530
Sales	10,419	9,018	7,704	37,469	27,834
Redemptions	(10,835)	(8,349)	(8,392)	(37,113)	(32,613)
Net sales (redemptions)	(416)	669	(688)	356	(4,779)
Net exchanges	33	17	4	53	26
Acquisitions/(dispositions)	0	0	0	109	0
Impact of foreign exchange[1]	34	(294)	(1,372)	1,738	(737)
Market gains and (losses)[2]	1,030	4,414	(1,176)	10,073	7,527
Ending assets	$115,896	$115,215	$103,567	$115,896	$103,567

Total Separate Accounts Assets[3]
Beginning assets	$103,218	$100,866	$100,622	$95,662	$96,099
Sales[4]	5,204	6,087	4,227	21,817	16,710
Redemptions[4]	(5,967)	(6,896)	(7,925)	(22,864)	(24,325)
Net sales (redemptions)[4]	(763)	(809)	(3,698)	(1,047)	(7,615)
Net exchanges	0	0	(1)	(11)	(18)
Impact of foreign exchange[1]	114	(154)	(1,289)	1,655	(923)
Market gains and (losses)[2]	1,515	3,315	28	7,825	8,119
Ending assets	$104,084	$103,218	$95,662	$104,084	$95,662

Total Long-term Assets[3]
Beginning assets	$218,433	$211,275	$207,421	$199,229	$197,629
Sales[4]	15,623	15,105	11,931	59,286	44,544
Redemptions[4]	(16,802)	(15,245)	(16,317)	(59,977)	(56,938)
Net sales (redemptions)[4]	(1,179)	(140)	(4,386)	(691)	(12,394)
Net exchanges	33	17	3	42	8
Acquisitions/(dispositions)	0	0	0	109	0
Impact of foreign exchange[1]	148	(448)	(2,661)	3,393	(1,660)
Market gains and (losses)[2]	2,545	7,729	(1,148)	17,898	15,646
Ending assets	$219,980	$218,433	$199,229	$219,980	$199,229
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q4 and full-year 2025 earnings	Page 11 of 13

Unaudited Managed Assets (in millions)	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	March 31, 2025	Dec. 31, 2024
By Asset Class
Equity	$97,898	$94,656	$88,994	$80,913	$79,423
Fixed-Income	100,127	101,813	98,687	99,486	98,059
Alternative / Private Markets	19,101	19,024	20,738	19,426	18,864
Multi-Asset	2,854	2,940	2,856	2,826	2,883
Total Long-Term Assets	219,980	218,433	211,275	202,651	199,229
Money Market	682,604	652,767	634,400	637,122	630,349
Total Managed Assets	$902,584	$871,200	$845,675	$839,773	$829,578

By Offering Type
Funds:
Equity	$54,988	$54,110	$49,359	$43,910	$43,752
Fixed-Income	45,973	46,478	45,415	45,800	45,550
Alternative / Private Markets	12,085	11,814	12,905	11,879	11,501
Multi-Asset	2,850	2,813	2,730	2,700	2,764
Total Long-Term Assets	115,896	115,215	110,409	104,289	103,567
Money Market	508,403	492,701	468,044	464,912	461,720
Total Fund Assets	$624,299	$607,916	$578,453	$569,201	$565,287
Separate Accounts:
Equity	$42,910	$40,546	$39,635	$37,003	$35,671
Fixed-Income	54,154	55,335	53,272	53,686	52,509
Alternative / Private Markets	7,016	7,210	7,833	7,547	7,363
Multi-Asset	4	127	126	126	119
Total Long-Term Assets	104,084	103,218	100,866	98,362	95,662
Money Market	174,201	160,066	166,356	172,210	168,629
Total Separate Account Assets	$278,285	$263,284	$267,222	$270,572	$264,291
Total Managed Assets	$902,584	$871,200	$845,675	$839,773	$829,578

Federated Hermes reports Q4 and full-year 2025 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	March 31, 2025	Dec. 31, 2024
By Asset Class
Equity	$96,404	$92,436	$83,564	$82,105	$82,247
Fixed-Income	100,855	99,206	98,365	99,360	98,254
Alternative / Private Markets	18,971	19,862	20,053	19,012	19,754
Multi-Asset	2,836	2,895	2,779	2,900	2,934
Total Long-Term Assets	219,066	214,399	204,761	203,377	203,189
Money Market	654,635	645,092	632,543	639,827	601,169
Total Avg. Managed Assets	$873,701	$859,491	$837,304	$843,204	$804,358
By Offering Type
Funds:
Equity	$55,101	$51,828	$45,965	$45,260	$45,261
Fixed-Income	46,116	45,743	44,972	45,715	45,654
Alternative / Private Markets	11,871	12,347	12,370	11,610	12,010
Multi-Asset	2,833	2,770	2,654	2,774	2,811
Total Long-Term Assets	115,921	112,688	105,961	105,359	105,736
Money Market	493,355	482,237	462,683	463,727	445,775
Total Avg. Fund Assets	$609,276	$594,925	$568,644	$569,086	$551,511
Separate Accounts:
Equity	$41,303	$40,608	$37,599	$36,845	$36,986
Fixed-Income	54,739	53,463	53,393	53,645	52,600
Alternative / Private Markets	7,100	7,515	7,683	7,402	7,744
Multi-Asset	3	125	125	126	123
Total Long-Term Assets	103,145	101,711	98,800	98,018	97,453
Money Market	161,280	162,855	169,860	176,100	155,394
Total Avg. Separate Account Assets	$264,425	$264,566	$268,660	$274,118	$252,847
Total Avg. Managed Assets	$873,701	$859,491	$837,304	$843,204	$804,358

Federated Hermes reports Q4 and full-year 2025 earnings	Page 13 of 13

Unaudited Average Managed Assets	Year Ended
(in millions)	Dec. 31, 2025	Dec. 31, 2024
By Asset Class
Equity	$88,627	$79,893
Fixed-Income	99,446	96,773
Alternative / Private Markets	19,474	20,250
Multi-Asset	2,853	2,902
Total Long-Term Assets	210,400	199,818
Money Market	643,025	588,653
Total Avg. Managed Assets	$853,425	$788,471
By Offering Type
Funds:
Equity	$49,538	$43,380
Fixed-Income	45,636	44,600
Alternative / Private Markets	12,049	12,292
Multi-Asset	2,758	2,766
Total Long-Term Assets	109,981	103,038
Money Market	475,501	429,273
Total Avg. Fund Assets	$585,482	$532,311
Separate Accounts:
Equity[1]	$39,089	$36,513
Fixed-Income	53,810	52,173
Alternative / Private Markets	7,425	7,958
Multi-Asset[1]	95	136
Total Long-Term Assets	100,419	96,780
Money Market	167,524	159,380
Total Avg. Separate Account Assets	$267,943	$256,160
Total Avg. Managed Assets	$853,425	$788,471
1) A Separate Account was reclassified from Multi-Asset to Equity. Average assets are represented under Multi-Asset for the quarters ended March 31, 2025, June 30, 2025 and Sept. 30, 2025. Average assets are represented under Equity for the quarter ended Dec. 31, 2025.